FIRST INDUSTRIAL REALTY TRUST REPORTS

FOURTH QUARTER AND FULL YEAR 2011 RESULTS

•	Occupancy Improved to 87.9%, Up 130 Basis Points from 3Q11, 290 Basis Points from 4Q10

•	Same Store NOI on a Cash Basis Up 0.5%, Excluding Termination Fees

•	Initiated 2012 Guidance: FFO Expected to Grow to the Range of $0.93 to $1.03 Per Share

•	Closed New $450 Million Senior Unsecured Revolving Credit Facility

•	Completed Five Asset Sales Totaling $12.4 Million Comprised of 468,000 Square Feet

•	Repurchased $17.7 Million of Senior Notes in 4Q11

•	Acquired a 390,000 SF Distribution Center in Central Pennsylvania for Total Investment of $21.8 Million in 1Q12

CHICAGO, February 22, 2012 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner and operator of industrial real estate and provider of supply chain solutions, today announced results for the fourth quarter and full year 2011. Diluted net loss available to common stockholders per share (EPS) was $(0.05) in the fourth quarter, compared to $(0.43) a year ago. Full year 2011 diluted net loss available to common stockholders was $(0.34) per share, compared to $(3.53) per share in 2010.

First Industrial’s fourth quarter FFO was $0.23 per share/unit on a diluted basis, compared to $0.15 per share/unit last year. Full year 2011 FFO was $0.89 per share/unit on a diluted basis versus $0.80 per share/unit in 2010.

FFO per share results for the fourth quarter of 2011 include a $0.01 per share loss on retirement of debt and a $0.01 per share reversal of impairment on undepreciated real estate. FFO results for the full year 2011 include a $0.06 loss on retirement of debt, $0.02 per share of restructuring charges and an $0.08 per share reversal of impairment on undepreciated assets.

“The First Industrial team continued to deliver on all fronts in 2011 – driving occupancy, strengthening our capital base, and improving our portfolio through targeted asset sales and a return to investing,” said Bruce W. Duncan, First Industrial’s president and CEO. “We are positioned for growth in 2012 by leasing our vacancies and making disciplined new investments, while we continue to refine our portfolio through select asset sales.”

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Portfolio Performance for On Balance Sheet Properties – Fourth Quarter 2011

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In-service occupancy was 87.9% at the end of the quarter, up 130 basis points from 86.6% at the end of the third quarter 2011, and up 290 basis points from 85.0% at the end of the fourth quarter of 2010.

•	Retained tenants in 69.9% of square footage up for renewal.

•	Excluding lease termination fees, same store cash basis net operating income (NOI) increased 0.5%. Including lease termination fees, same store cash basis NOI decreased 1.2%.

•	Rental rates decreased 11.3% on a cash basis; leasing costs were $2.93 per square foot.

Capital Markets Activities and Financial Position (Balance Sheet Information)

In the fourth quarter, the Company:

•

Closed a new $450 million senior unsecured revolving credit facility with a three year term and one year extension option, with interest-only payments currently at LIBOR plus 210 basis points, and a facility fee on the unused portion that ranges from 25-35 basis points.

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Repurchased $6.0 million of its senior unsecured notes due 2028, $5.1 million of its 7.5% senior unsecured notes due 2017, $5.0 million of its 5.95% senior unsecured notes due 2017, $1.1 million of its senior unsecured notes due 2014, and $0.5 million of its senior unsecured notes due 2016.

“We added to our capital flexibility and capacity by putting in place our new $450 million line of credit in the fourth quarter,” said Scott Musil, chief financial officer. “For future capital deployment, we will continue to weigh potential new investments against debt reduction opportunities, such as our $17.7 million of debt repurchases in the quarter.”

Investment and Divestment Activities

In the fourth quarter, the Company:

•	Completed asset sales for gross proceeds of approximately $12.4 million comprised of five industrial properties totaling approximately 468,000 square feet.

In the first quarter of 2012 to date, the Company:

•	Acquired its joint venture partner’s 85% interest in a 390,000 square-foot Class A distribution center in Central Pennsylvania for a total investment of $21.8 million at an in-place cap rate of 7.1%.

•	Completed the construction of its First Inland Logistics Center development, a 692,000 square-foot state-of-the-art distribution center in Southern California.

Common Dividend Policy

First Industrial’s dividend policy is determined by our board of directors, and is dependent on multiple factors, including cash flow and capital expenditure requirements, as well as ensuring we meet the minimum distribution requirements set forth in the Code. We met these requirements in 2011.

Outlook for 2012

Mr. Duncan stated, “Industry fundamentals continue to be good, as leasing markets are active and new supply remains limited largely to bulk distribution centers in select coastal markets. As the economy continues to grow moderately, we expect tenants will continue to absorb industrial space which will benefit our portfolio. We expect our occupancy to decline in the first quarter due to seasonality and known moveouts, and increase over the balance of the year.”

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	Low End of	High End of
	Guidance for 2012	Guidance for 2012
	(Per share/unit)	(Per share/unit)

Net Income (Loss) Available to Common Stockholders	(0.40)	(0.30)
Add: Real Estate Depreciation/Amortization	1.33	1.33

FFO (NAREIT Definition)	$0.93	$1.03

The following assumptions were used:

•	Average in-service occupancy of 87.5% to 89.0%.

•	Same-store NOI of positive 2% to 4% for the full year.

•	JV FFO of approximately $0.8 million.

•	General and administrative expense of approximately $21.5 million to $22.5 million.

•

The Company plans to sell properties in 2012 depending upon market conditions the impact of which is not included in our FFO and EPS guidance above. Guidance does not include the impact of any future impairment gains or losses.

•	Guidance does not include the impact of any future property investments; however, guidance does reflect the impact of the 390,000 square-foot acquisition completed in 1Q12 described above.

•	Guidance does not include the impact of any future debt repurchases prior to maturity or future debt issuances.

•	Guidance does not include the impact of issuing additional equity, which the Company may elect to do, depending on market conditions.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner and operator of industrial real estate and provider of supply chain solutions to multinational corporations and regional customers. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. We have a track record of industry leading customer service, and in total, we own, manage and have under development approximately 70.9 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.

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Forward-Looking Information

This press release and the presentation to which it refers may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2010 and in the Company’s subsequent ‘34 Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner and operator of industrial real estate and provider of supply chain solutions, will host its quarterly conference call on Thursday, February 23, 2012 at 11:00 a.m. EST (10:00 a.m. CST). The conference call may be accessed by dialing (866) 542-2938 and entering reservation code 51563038. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s fourth quarter and full year supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Art Harmon
Senior Director, Investor Relations and Corporate Communications
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(In thousands, except for per share/unit)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Statement of Operations and Other Data:
Total Revenues	$79,677	$80,127	$317,835	$321,778

Property Expenses	(27,546)	(27,326)	(108,590)	(108,651)
General & Administrative Expense	(5,585)	(5,358)	(20,638)	(26,589)
Restructuring Costs	—	(309)	(1,553)	(1,858)
Impairment of Real Estate	1,006	(15,516)	8,807	(112,904)
Depreciation of Corporate F,F&E	(328)	(458)	(1,426)	(1,975)
Depreciation and Amortization of Real Estate	(32,351)	(29,298)	(120,178)	(123,323)
Construction Expenses	—	(51)	—	(507)

Total Expenses	(64,804)	(78,316)	(243,578)	(375,807)

Interest Income	888	1,244	3,922	4,364
Interest Expense	(23,196)	(27,159)	(100,127)	(105,898)
Amortization of Deferred Financing Costs	(726)	(1,061)	(3,963)	(3,473)
Loss from Retirement of Debt	(855)	(320)	(5,459)	(4,304)
Mark-to-Market (Loss) Gain on Interest Rate Protection Agreements	(158)	681	(1,718)	(1,107)
Foreign Currency Exchange Loss	—	—	(332)	(190)

Loss from Continuing Operations Before Gain on Sale of Joint Venture Interest, Equity in Income of Joint Ventures, Gain on Change in Control of Interests and Income Tax Provision	(9,174)	(24,804)	(33,420)	(164,637)

Gain on Sale of Joint Venture Interest	—	1,352	—	11,226
Equity in Income of Joint Ventures (b)	73	950	980	675
Gain on Change in Control of Interests	—	—	689	—
Income Tax Provision	(424)	(536)	(450)	(2,963)

Loss from Continuing Operations	(9,525)	(23,038)	(32,201)	(155,699)

Discontinued Operations:
Income (Loss) Attributable to Discontinued Operations	1,464	(3,702)	2,920	(77,529)
Gain on Sale of Real Estate	7,068	1,525	20,419	11,092
Benefit (Provision) for Income Taxes Allocable to Discontinued Operations	817	—	(1,246)	—

Total Discontinued Operations	9,349	(2,177)	22,093	(66,437)
Loss Before Gain on Sale of Real Estate	(176)	(25,215)	(10,108)	(222,136)

Gain on Sale of Real Estate	—	—	1,370	859
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	—	—	(452)	(342)

Net Loss	(176)	(25,215)	(9,190)	(221,619)

Net Loss Attributable to the Noncontrolling Interest	255	2,241	1,745	18,798

Net Income (Loss) Attributable to First Industrial Realty Trust, Inc.	79	(22,974)	(7,445)	(202,821)

Preferred Dividends	(4,763)	(4,854)	(19,565)	(19,677)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(4,684)	$(27,828)	$(27,010)	$(222,498)

RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND FAD (c)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(4,684)	$(27,828)	$(27,010)	$(222,498)
Depreciation and Amortization of Real Estate	32,351	29,298	120,178	123,323
Depreciation and Amortization of Real Estate Included in Discontinued Operations	230	1,192	2,145	11,273
Noncontrolling Interest	(255)	(2,241)	(1,745)	(18,798)
Depreciation and Amortization of Real Estate from Joint Ventures (b)	102	(187)	551	947
Impairment of Depreciated Real Estate	(400)	6,265	(1,687)	90,204
Impairment of Depreciated Real Estate Included in Discontinued Operations	648	6,019	6,146	81,648
Gain on Change in Control of Interests	—	—	(689)	—
Non-NAREIT Compliant Gain	(7,068)	(1,525)	(20,419)	(11,073)
Non-NAREIT Compliant Gain from Joint Ventures (b)	—	(350)	(616)	(231)

Funds From Operations (NAREIT) (“FFO”) (c)	$20,924	$10,643	$76,854	$54,795

Loss from Retirement of Debt	855	320	5,459	4,304
Restricted Stock Amortization	991	1,373	3,759	6,040
Amortization of Deferred Financing Costs	726	1,061	3,963	3,473
Depreciation of Corporate F,F&E	328	458	1,426	1,975
Impairment of Undepreciated Real Estate	(606)	9,251	(7,120)	22,700
Mark-to-Market Loss (Gain) on Interest Rate Protection Agreements	158	(681)	1,718	1,107
Non-Incremental Capital Expenditures	(18,306)	(16,289)	(56,038)	(42,476)
Straight-Line Rent	(1,987)	(2,113)	(7,733)	(7,041)

Funds Available for Distribution (“FAD”) (c)	$3,083	$4,023	$22,288	$44,877

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(In thousands, except for per share/unit)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (c) AND NOI (c)
Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(4,684)	$(27,828)	$(27,010)	$(222,498)
Interest Expense	23,196	27,159	100,127	105,898
Interest Expense Included in Discontinued Operations	—	66	63	268
Restructuring Costs	—	309	1,553	1,858
Impairment of Undepreciated Real Estate	(606)	9,251	(7,120)	22,700
Impairment of Depreciated Real Estate	(400)	6,265	(1,687)	90,204
Impairment of Depreciated Real Estate Included in Discontinued Operations	648	6,019	6,146	81,648
Depreciation and Amortization of Real Estate	32,351	29,298	120,178	123,323
Depreciation and Amortization of Real Estate Included in Discontinued Operations	230	1,192	2,145	11,273
Preferred Dividends	4,763	4,854	19,565	19,677
(Benefit) Provision for Income Taxes	(393)	536	2,148	3,305
Noncontrolling Interest	(255)	(2,241)	(1,745)	(18,798)
Loss from Retirement of Debt	855	320	5,459	4,304
Amortization of Deferred Financing Costs	726	1,061	3,963	3,473
Depreciation of Corporate F,F&E	328	458	1,426	1,975
Depreciation and Amortization of Real Estate from Joint Ventures (b)	102	(187)	551	947
Gain on Change in Control of Interests	—	—	(689)	—
Non-NAREIT Compliant Gain	(7,068)	(1,525)	(20,419)	(11,073)
Non-NAREIT Compliant Gain from Joint Ventures (b)	—	(350)	(616)	(231)

EBITDA (c)	$49,793	$54,657	$204,038	$218,253

General and Administrative Expense	5,585	5,358	20,638	26,589
Foreign Currency Exchange Loss	—	—	332	190
Mark-to-Market Loss (Gain) on Interest Rate Protection Agreements	158	(681)	1,718	1,107
NAREIT Compliant Economic Gain (c)	—	—	(1,370)	(878)
FFO of Joint Ventures (c)	(445)	(1,912)	(1,885)	(17,569)

Net Operating Income (“NOI”) (c)	$55,091	$57,422	$223,471	$227,692

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAIN (c)

Gain on Sale of Real Estate	$—	$—	$1,370	$859
Gain on Sale of Real Estate included in Discontinued Operations	7,068	1,525	20,419	11,092
Non-NAREIT Compliant Gain	(7,068)	(1,525)	(20,419)	(11,073)

NAREIT Compliant Economic Gain (c)	$—	$—	$1,370	$878

Weighted Avg. Number of Shares/Units Outstanding—Basic/Diluted (a)	91,200	69,413	85,913	68,327
Weighted Avg. Number of Shares Outstanding—Basic/Diluted (a)	85,941	64,049	80,616	62,953

Per Share/Unit Data:
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$20,924	$10,643	$76,854	$54,795
—Basic/Diluted (a)	$0.23	$0.15	$0.89	$0.80

Loss from Continuing Operations, including Gain on Sale of Real Estate, Net of Income Tax	$(9,525)	$(23,038)	$(31,283)	$(155,182)
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	798	2,065	3,097	13,623
Less: Preferred Dividends	(4,763)	(4,854)	(19,565)	(19,677)

Loss from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(13,490)	$(25,827)	$(47,751)	$(161,236)
—Basic/Diluted (a)	$(0.16)	$(0.40)	$(0.59)	$(2.56)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(4,684)	$(27,828)	$(27,010)	$(222,498)
—Basic/Diluted (a)	$(0.05)	$(0.43)	$(0.34)	$(3.53)

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$2,992,096	$2,618,767
Real Estate and Other Held For Sale, Net	91,659	392,291
Total Assets	2,666,657	2,750,054
Debt	1,479,483	1,742,782
Total Liabilities	1,594,062	1,857,910
Total Equity	$1,072,595	$892,144

a)	In accordance with GAAP, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share. The Company has conformed with the GAAP computation of diluted common shares in computing per share amounts for items included on the Statement of Operations, including FFO and FAD.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. For the three and twelve months ended December 31, 2011 and December 31, 2010, there was no impact on basic and diluted EPS as participating security holders are not obligated to share in losses. The Company conforms the calculation of FFO and FAD with the calculation of EPS.

b)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and Non-NAREIT compliant gain (loss).
c)	Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and funds available for distribution (“FAD”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

From January 1, 2009 until September 30, 2011, the Company calculated FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and amortization on real estate less non-NAREIT compliant gain (loss) in accordance with NAREIT’s definition of FFO. In the fourth quarter of 2011, NAREIT modified its definition of FFO to exclude impairment write downs of depreciable real estate from FFO. Beginning in the fourth quarter of 2011, the Company adopted NAREIT’s updated FFO definition and restated FFO for the year ended December 31, 2011 and December 31, 2010 in accordance with NAREIT’s updated FFO definition. The impact of this change was to increase FFO by $4.5 million or $0.05 per share for the year ended December 31, 2011 and to increase FFO by $171.9 million or $2.51 per share for the year ended December 31, 2010. The Company also restated the three months ended December 31, 2010. The impact of this change was to increase FFO by $12.3 million or $0.17 per share.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus or minus NAREIT compliant economic gain (loss), plus foreign exchange loss, plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2011, include all properties owned prior to January 1, 2010 and held as an operating property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2010 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended December 31, 2011 and December 31, 2010, NOI was $55,091 and $57,422, respectively; NOI of properties not in the Same Store Pool was $(269) and $950, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $1,940 and $2,396, respectively. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.